UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 12, 2005
Gladstone Commercial Corporation
(Exact name of registrant as specified in its chapter)

Maryland	0-50363	02-0681276
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1521 Westbranch Drive, Suite 200
McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (703) 287-5800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On September 12, 2005, Gladstone Commercial Corporation (the “Company”), through its wholly-owned subsidiary, 260 Springside Drive, Akron OH LLC, obtained a long-term note payable by collateralizing its Akron, Ohio property for $7,560,000, its Canton, Ohio property for $2,950,000, and its Dayton, Ohio property for $2,078,000 for a total of $12,588,000. The note accrues interest at a rate of 5.21% per year. The note matures on September 1, 2015, and the Company may not repay this note at any time before maturity. The Company used the proceeds from the note to pay down the Company’s existing line of credit.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
In connection with the transaction described in Item 1.01 above, the Company entered into a direct financial obligation with JP Morgan Chase Bank, N.A. in the amount of $12,588,000. The information contained in Item 1.01 is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(c)	Exhibit 10.6 – Mortgage and Security Agreement between 260 Springside Drive, Akron OH LLC and JP Morgan Chase Bank, N.A., dated as of September 12, 2005.

Exhibit 10.7 – Fixed Rate Note between 260 Springside Drive, Akron OH LLC and JP Morgan Chase Bank, N.A., dated as of September 12, 2005.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Commercial Corporation
(Registrant)
September 13, 2005	By: /s/ Harry Brill

(Harry Brill, Chief Financial Officer)